EXHIBIT 2.1







          -------------------------------------------------------

               AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

          -------------------------------------------------------


                               By and Between


                            EMPIRE GLOBAL CORP.,
                           a Delaware corporation;

                                     and

                      EMPIRE GLOBAL ACQUISITION CORP.,
                           an Ontario corporation;

                                     and

                               501 CANADA INC.
                           an Ontario corporation







                      --------------------------------

                        Dated As Of October 27, 2005

                      --------------------------------



















                                      1
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                              TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
ARTICLE 1.  DEFINITIONS

     1.1     Defined Terms..............................................    6
     1.2     Other Defined Terms........................................   10

ARTICLE 2.  DESCRIPTION OF THE 501 MERGER TRANSACTION

     2.1     Merger of the 501 Company into the Merger Sub .............   12
     2.2     Effect of the 501 Merger...................................   12
     2.3     Closing; Effective Time....................................   12
     2.4     Certificate of Incorporation and Bylaws; Directors and
             Officers...................................................   12
     2.5     Effect of the 501 Merger on 501 Company Common Stock.......   12
     2.6     Effect of the 501 Merger on Merger Sub Class C Common Stock   13
     2.7     501 Merger Consideration...................................   13
     2.8     Closing of the 501 Company's Minute Books..................   13
     2.9     Exchange of 501 Company Certificates.......................   13
     2.10    Conversion of Merger Sub Certificates......................   14
     2.11    Tax Consequences...........................................   16
     2.12    Accounting Treatment.......................................   16
     2.13    Further Action.............................................   16
     2.14    Certain Other Agreements...................................   16

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUB

     3.1     SEC Filings; Financial Statements..........................   16
     3.2     Authority; Binding Nature of Agreement.....................   17
     3.3     Valid Issuance.............................................   17
     3.4     Organization; Subsidiaries.................................   17
     3.5     Non-Contravention; Consents................................   17
     3.6     Business...................................................   18
     3.7     Litigation.................................................   18

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF THE 501 COMPANY

     4.1     Due Organization; No Subsidiaries; Etc.....................   18
     4.2     Articles of Organization and Bylaws; Records...............   19
     4.3     Capitalization, Etc........................................   19
     4.4     Financial Statements.......................................   20
     4.5     Absence of Changes.........................................   20
     4.6     Title to Assets............................................   22
     4.7     Bank Accounts; Receivables.................................   22
     4.8     Equipment; Leasehold.......................................   22
     4.9     Contracts..................................................   23
     4.10    Liabilities................................................   25
     4.11    Compliance with Legal Requirements.........................   25
     4.12    Governmental Authorizations................................   25
     4.13    Tax Matters................................................   25
     4.14    Environmental Matters......................................   26
     4.15    Insurance..................................................   26
     4.16    Related Party Transactions.................................   27
     4.17    Legal Proceedings; Orders..................................   27
     4.18    Authority; Binding Nature of Agreement.....................   27
     4.19    Non-Contravention; Consents................................   27
     4.20    Full Disclosure............................................   28

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                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                              TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

ARTICLE 5.  CERTAIN COVENANTS OF THE 501 COMPANY, THE PARENT, AND THE MERGER
            SUB

     5.1     Access and Investigation...................................   28
     5.2     Operation of the Company's Business........................   29
     5.3     Notification and Updates ..................................   30
     5.4     No Negotiation.............................................   31
     5.5     Covenants of the Parent....................................   31

ARTICLE 6.  ADDITIONAL COVENANTS OF THE PARTIES

     6.1     Filings and Consents.......................................   32
     6.2     Public Announcements.......................................   32
     6.3     Purchase Method............................................   33
     6.4     Foreign Investment Real Property Tax Act ("FIRPTA") Matters   33
     6.5     Payment of Loan............................................   33

ARTICLE 7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARENT AND THE MERGER
            SUB

     7.1     Accuracy of Representations................................   33
     7.2     Performance of Covenants...................................   33
     7.3     Consents...................................................   34
     7.4     Agreements and Documents...................................   34
     7.5     No Restraints..............................................   34
     7.6     No Material Adverse Change.................................   34
     7.7     No Governmental Litigation.................................   34
     7.8     No Other Litigation........................................   35

ARTICLE 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE 501 COMPANY

     8.1    Accuracy of Representations.................................   35
     8.2    Performance of Covenants....................................   35
     8.3    Documents...................................................   35
     8.4    No Restraints...............................................   35
     8.5    No Material Adverse Change..................................   35
     8.6    No Governmental Litigation..................................   36
     8.7    No Other Litigation.........................................   36
     8.8    Termination of Tradestream Global AG. Agreement.............   36


ARTICLE 9. TERMINATION

     9.1    Termination Events..........................................   36
     9.2    Termination Procedures......................................   37
     9.3    Effect of Termination.......................................   37
     9.4    In the Event of Termination.................................   37






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                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                              TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

ARTICLE 10. INDEMNIFICATION, ETC

     10.1    Survival of Representations, Etc...........................   38
     10.2    Indemnification By the 501 Company.........................   39
     10.3    Indemnification By The Parent..............................   39
     10.4    Limitations................................................   39
     10.5    No Contribution............................................   40
     10.6    Interest...................................................   40
     10.7    Defense of Third Party Claims (Parent).....................   40
     10.8    Defense of Third Party Claims (501 Company)................   40
     10.9    Exercise of Remedies by Indemnitees Other Than The Parent..   41

ARTICLE 11. MISCELLANEOUS PROVISIONS

     11.1    Further Assurances.........................................   41
     11.2    Fees and Expenses..........................................   41
     11.3    Brokers....................................................   42
     11.4    Attorneys' Fees............................................   42
     11.5    Notices....................................................   42
     11.6    Confidentiality............................................   43
     11.7    Time of the Essence........................................   43
     11.8    Headings...................................................   43
     11.9    Counterparts...............................................   43
     11.10   Governing Law..............................................   43
     11.11   Successors and Assigns.....................................   43
     11.12   Remedies Cumulative; Specific Performance..................   43
     11.13   Waiver.....................................................   44
     11.14   Amendments.................................................   44
     11.15   Severability...............................................   44
     11.16   Parties in Interest........................................   44
     11.17   Entire Agreement...........................................   44
     11.18   Construction...............................................   44


SIGNATURES .............................................................   45



















                                      4
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                              INDEX TO EXHIBITS
                              -----------------

EXHIBIT A       Certificate of Incorporation and Bylaws - Merger Sub

EXHIBIT B       Directors and Officers - Merger Sub

EXHIBIT C       Listing of Foreign Jurisdictions - 501 Company

EXHIBIT D       Directors and Officers - 501 Company

EXHIBIT E       Articles of Incorporation - 501 Company

EXHIBIT F       Financial Statements - 501 Company

EXHIBIT G       Mortgages - 501 Company

EXHIBIT H       Asset Listing - 501 Company

EXHIBIT I       Company Contracts - 501 Company

EXHIBIT J       Insurance Policies - 501 Company

EXHIBIT K       Related parties - 501 Company

EXHIBIT L       Closing Certificate of - 501 Company

EXHIBIT M       Certificate of Merger - Parent

EXHIBIT N       Closing Certificate of - Parent and Merger Sub





























                                      5
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

               AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
               -----------------------------------------------

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is made and entered into as of October 27, 2005, by and between EMPIRE GLOBAL CORP., a Delaware corporation (the "Parent"); EMPIRE GLOBAL ACQUISITION CORP., an Ontario corporation and a wholly owned subsidiary of the Parent (the "Merger Sub"); and 501 CANADA INC., an Ontario corporation (the "501 Company").
Certain other capitalized terms used in this Agreement are defined in ARTICLE
1.


                                  RECITALS
                                  --------

     WHEREAS, the Parent and the 501 Company intend to effect a merger of the Merger Sub with the 501 Company in accordance with this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Ontario Business Corporations Act ("OBCA") (the "501 Merger"). Upon consummation of the 501 Merger, the 501 Company will cease to exist, and the Merger Sub will retain the name EMPIRE GLOBAL ACQUISITION CORP. and operate as a wholly owned subsidiary of the Parent.

     AND WHEREAS, it is intended that the 501 Merger for Canadian tax purposes qualify as a tax free combination within the meaning of Sections 85.1, 87 and/or 88 of the Canadian Income Tax Act (the "ITA"). For accounting purposes, it is intended that the 501 Merger business combination be treated using the purchase method.

     AND WHEREAS, the Boards of Directors of each of the Parent, the Merger Sub and the 501 Company determined that it would be advisable and in the respective best interests of each such corporation and its shareholder(s) that: (i) the 501 Company be merged with the Merger Sub, with the Merger Sub as the surviving entity; and (ii) the shareholders of the 501 Company (the "501 Shareholders"), who, together own 100% of the issued and outstanding shares of capital stock of the 501 Company (the "501 Company Shares"), will have the right to receive that certain number of shares of common stock of the Merger Sub (the "Merger Sub Shares") on a pro rata basis determined by the percentage ownership of 501 Company Shares, and (iii) the shareholders of the Merger Sub Shares will have the right to exchange the Merger Sub Shares for shares of the Parent (the "Parent Shares"), as provided in Article 2 below.


                                  AGREEMENT
                                  ---------

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                 ARTICLE 1.
                                 ----------
                                 DEFINITIONS
                                 -----------

     1.1   DEFINED TERMS.   As used herein, the terms below shall have the
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

     AFFILIATE.   "Affiliate" shall have the meaning set forth in the
Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

     AGREEMENT.   "Agreement" shall mean the Agreement and Plan of Merger and
Reorganization, as it may be amended from time to time.

     ACQUISITION TRANSACTION.   "Acquisition Transaction" shall mean any
transaction involving:

           (A) the sale, license, disposition or acquisition of all or a material portion of the 501 Company's business or assets;

           (B) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the 501 Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the 501 Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the 501 Company; or

           (C) any merger, consolidation, business combination, reorganization or similar transaction involving the 501 Company.

     CLOSING DATE.   "Closing Date" shall mean the date of this Agreement or
such other date as Parent, Merger Sub and the 501 Company shall mutually agree upon.

     COMPANY CONTRACT.   "Company Contract" shall mean any Contract:

           (A) to which the 501 Company is a party;

           (B) by which the 501 Company or any of their assets is or may become bound or under which the 501 Company has, or may become subject to, any obligation; or

           (C) under which the 501 Company has or may acquire any right or interest.

     CONTRACT.   "Contract" shall mean any written, oral or other agreement, contract, note, loan, evidence of indebtedness, purchase order contract, subcontract, lease, franchise agreement, understanding, instrument, note, warranty, insurance policy, letter of credit, charge of mortgage, benefit plan or legally binding commitment or undertaking of any nature obligation or commitment to which the Parent, Merger Sub and/or 501 Company is a party or is bound.

     CONSENT.   "Consent" shall mean any approval, consent, ratification,
permission, waiver or authorization (including any Governmental Authorization).

     DAMAGES.   "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     ENCUMBRANCE.   "Encumbrance" shall mean any lien, pledge, hypothecation,
charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     ENTITY.   "Entity" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

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                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

     EXCHANGE ACT.   "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

     EFFECTIVE TIME.   "Effective Time" shall mean the date and time of receipt
of the Certificates of Merger for filing with the Secretary of State of the State of Delaware, unless a delayed effective time is specified therein.

     FINANCIAL STATEMENTS.   "Financial Statements" shall mean the compiled
balance sheets and related statements of income of the 501 Company up to December 31, 2004 and for the nine months ended September 30, 2005. The definition of Financial Statements shall also include an updated balance sheet and income statement of the Parent, Merger Sub and the 501 Company as of September 30, 2005.

     GOVERNMENTAL AUTHORIZATION.   "Governmental Authorization" shall mean any:

           (A) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

           (B) right under any Contract with any Governmental Body.

     GOVERNMENTAL BODY.   "Governmental Body" shall mean any:

           (A) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

           (B) federal, state, provincial, local, municipal, foreign or other government.

           (C) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, ministry, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

           (D) multi-national organization or body; or

           (E) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

INDEMNITEES.   "Indemnitees" shall mean the following Persons:

           (A) the Parent;

           (B) the Parent's current and future affiliates (including the Surviving Corporation);

           (C) the respective Representatives of the Persons referred to in clauses "(A)" and "(B)" above; and

           (D) the respective successors and assigns of the Persons referred to in clauses "(A)", "(B)" and "(C)" above;

                                      8
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005
provided, however, that the Parent shall not be deemed to be an "Indemnitee".

     LEGAL PROCEEDING.   "Legal Proceeding" shall mean any action, suit,
litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     LEGAL REQUIREMENT.   "Legal Requirement" shall mean any federal, state,
provincial, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     MATERIAL ADVERSE EFFECT.   An event, violation, inaccuracy, circumstance
or other matter will be deemed to have a "Material Adverse Effect" if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) could be reasonably expected to have a Material Adverse Effect or change in the condition (financial or other), business, results of operations, assets, liabilities or operations of the Parent, Merger Sub or 501 Company, as applicable, taken as a whole, or on the ability of the Parent, Merger Sub or 501 Company, as applicable, to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change".

     PERMITS.   "Permits" shall mean all licenses, permits, franchises,
approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to, the operation of the business of each Entity.

     PERSON.   "Person" shall mean any individual, Entity or Governmental Body.

     PROPRIETARY ASSET.   "Proprietary Asset" shall mean any:

           (A) exclusive contract or rights, patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or

           (B) right to use or exploit any of the foregoing.

     RELATED PARTY.   "Related Party" shall mean any Person or Entity
identified in EXHIBIT K and:

           (A) a shareholder of the 501 Company;

           (B) each individual who is, or who has at any time been, an officer of the 501 Company;

                                      9
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

           (C) each member of the immediate family of each of the individuals referred to in clauses "(A)" and "(B)" above; and

           (D) any trust or other Entity (other than the 501 Company) in which any one of the individuals referred to in clauses "(A)", "(B)" and "(C)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

     REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC.   "SEC" shall mean the United States Securities and Exchange
Commission.

     TAX.   "Tax" shall mean any tax (including any income tax, capital tax, franchise tax, capital gains tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, reassessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     TAX RETURN.   "Tax Return" shall mean any return (including any
information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     1.2   OTHER DEFINED TERMS.   The following terms shall have the meanings
set forth in the indicated ARTICLES. Certain other capitalized terms are defined elsewhere in this Agreement.

               TERM                                    ARTICLE

               501 Company                             Preamble
               --------------------------------------------------
               501 Company Closing Certificate         7.4(IV)
               --------------------------------------------------
               501 Company Common Stock                2.7
               --------------------------------------------------
               501 Company Financial Statements        4.4(A)
               --------------------------------------------------
               501 Company Returns                     4.13(A)
               --------------------------------------------------
               501 Company Proforma Balance Sheet      4.4(A)(II)
               --------------------------------------------------
               501 Company Shares                      Recitals
               --------------------------------------------------
               501 Company Stock Certificate           2.8
               --------------------------------------------------
               501 Merger                              Recitals
               --------------------------------------------------
               501 Merger Consideration                2.7
               --------------------------------------------------
               Affidavit of Lost 501 Certificate       2.9
               --------------------------------------------------
               Affidavit of Lost Merger Sub Certificate 2.10
               --------------------------------------------------

                                      10
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

               Closing                                 2.3
               --------------------------------------------------
               Confidential Information                5.1 (B)
               --------------------------------------------------
               DGCL                                    Recitals
               --------------------------------------------------
               Environmental Laws                      4.14
               --------------------------------------------------
               FIRPTA                                  6.4
               --------------------------------------------------
               ITA                                     Recitals
               --------------------------------------------------
               Materials of Environmental Concern      4.14
               --------------------------------------------------
               Merger Sub                              Preamble
               --------------------------------------------------
               Merger Sub Holders                      2.10
               --------------------------------------------------
               Merger Sub Shares                       Recitals
               --------------------------------------------------
               Mortgage Agreements                     6.6
               --------------------------------------------------
               OBCA                                    Recitals
               --------------------------------------------------
               OTCBB                                   3.5
               --------------------------------------------------
               Parent                                  Preamble
               --------------------------------------------------
               Parent Closing Certificate              8.3(B)
               --------------------------------------------------
               Parent Common Stock                     2.6(A)
               --------------------------------------------------
               Parent SEC Documents                    3.1(A)
               --------------------------------------------------
               Parent Shares                           Recitals
               --------------------------------------------------
               Pre-Closing Period                      5.1
               --------------------------------------------------
               Scheduled Closing Time                  2.3
               --------------------------------------------------
               Surviving Corporation                   2.1
               --------------------------------------------------
               Surviving Corporation Common Stock      2.6(B)
               --------------------------------------------------
               Wholly Owned Subsidiary                 2.1
               --------------------------------------------------













                                      11
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                 ARTICLE 2.
                                 ----------
                  DESCRIPTION OF THE 501 MERGER TRANSACTION
                  -----------------------------------------

     2.1   MERGER OF THE 501 COMPANY INTO THE MERGER SUB.   Upon the terms and
subject to the conditions set forth in this Agreement, at the Effective Time (as defined in ARTICLE 2.3), the Merger Sub shall be merged with the 501 Company, and the separate existence of the 501 Company shall cease. The Merger Sub will retain the name EMPIRE GLOBAL ACQUISITION CORP. and will continue as a wholly owned subsidiary of the Parent (the "Wholly Owned Subsidiary") and the Parent will continue contemporaneously as the surviving corporation in the 501 Merger (the "Surviving Corporation").

     2.2   EFFECT OF THE 501 MERGER.   The 501 Merger shall have the effects
set forth in this Agreement and in the applicable provisions of the DGCL and the OBCA.

     2.3   CLOSING; EFFECTIVE TIME.   The consummation of the transactions
contemplated by this Agreement (the "Closing") are contingent upon satisfactory delivery of documents as set forth in ARTICLE 7 and 8 and shall take place at the office of the Parent at Suite 300, 123 Commerce Valley Drive East, Thornhill, Ontario, L3T 7W8, at 5:00 P.M Eastern Standard Time ("Scheduled Closing Time") on October 27, 2005 ("Closing Date"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, properly executed Articles of Amalgamation conforming to the requirements of the OBCA shall be filed with the Province of Ontario. The 501 Merger shall become effective at such time as the Articles of Amalgamation are filed with the Province of Ontario and shall be hereinafter referred to as (the "Effective Time").

     2.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by the Merger Sub and the 501 Company prior to the Effective Time:

           (A) The Certificate of Incorporation and Bylaws of the Merger Sub shall conform to EXHIBIT A; and

           (B) The directors and officers of the Merger Sub immediately after the Effective Time shall be the individuals identified on EXHIBIT B.

     2.5   EFFECT OF THE 501 MERGER ON 501 COMPANY COMMON STOCK.   Subject to
ARTICLE 2.9, at the Effective Time, by virtue of the 501 Merger and without any action on the part of the Parent, the Merger Sub or the 501 Company, or the Board of Directors of the Parent, the Merger Sub or the 501 Company, all of the 501 Company Common Stock held by the 501 Company and the shareholder(s) of the 501 Company shall be converted into the right to receive, on a pro rata basis, shares of the Merger Sub as follows:

           (A) Each issued and outstanding share of the 501 Company Common Stock as set forth in ARTICLE 4.3(A) immediately prior to the Effective Time (including any shares of the 501 Company Common Stock held by the 501 Company or any direct or indirect wholly owned subsidiary of the 501 Company, which, by virtue of the 501 Merger and without any further action on part of such holder thereof, shall cease to be outstanding, be canceled and retired without payment of any consideration therefore and cease to exist) shall be converted to or is exchangeable for one share of Class B Special (subordinated, non-voting, no par value) common stock of the Merger Sub ("Merger Sub Class B Common Stock"); and

                                      12
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

           (B) Each Merger Sub Class B Common Stock is exchangeable for 62,400 shares of Class C Special (subordinated, non-voting, no par value) common stock of the Merger Sub ("Merger Sub Class C Common Stock")

     2.6  EFFECT OF THE 501 MERGER ON MERGER SUB CLASS C COMMON STOCK.
Subject to ARTICLE 2.10, at the Effective Time by virtue of the 501 Merger and without any action on the part of the Parent, the Merger Sub and the 501 Company, or the Board of Directors of the Parent, the Merger Sub or the 501 Company, all of the Merger Sub Class C Common Stock held by the 501 Company and the shareholder(s) of the 501 Company shall be converted into the right to receive, on a pro rata basis, the 501 Merger Consideration (herein after defined) as follows:

           (A) Each share of Merger Sub Class C Common Stock issued under
ARTICLE 2.5 (B) immediately prior to the Effective Time (excluding any shares of the Merger Sub Class C Common Stock held by the Parent or the Merger Sub or any direct or indirect wholly owned subsidiary of the Parent or the Merger Sub, by virtue of the 501 Merger and without any further action on part of such holder thereof) shall be converted to or is exchangeable for one share of the common stock (par value 0.0001) of the Parent ("Parent Common Stock"); and

           (B) Each share of Parent Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of capital stock of the Surviving Corporation (the "Surviving Corporation Common Stock")

     2.7   501 MERGER CONSIDERATION.   The 501 Company and shareholder(s) of
the 501 Company shall transfer to the Merger Sub all of the 501 Company Shares owned by the 501 Company and the shareholder(s) of the 501 Company less any Dissenting 501 Company Common Stock, (which in total shall equal 100% of the issued and outstanding 501 Company Common Stock) (the "501 Company Common Stock"), in exchange for the right to receive a maximum of 6,240,000 of the issued and outstanding shares of the Surviving Corporation Common Stock (the "501 Merger Consideration").

     2.8   CLOSING OF THE 501 COMPANY'S MINUTE BOOKS.   At the Effective Time,
holders of certificates representing shares of the 501 Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the 501 Company, and the minute books of the 501 Company shall be closed with respect to all shares of such 501 Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the 501 Company Common Stock shall be made on the share registry of such minute books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the 501 Company Common Stock (a "501 Company Stock Certificate") is presented to the Merger Sub, such 501 Company Stock Certificate shall be canceled and shall be exchanged as provided in ARTICLE 2.9.

     2.9   EXCHANGE OF 501 COMPANY CERTIFICATES.   At the Closing, the 501
Company, on behalf of the 501 Company shareholders, shall surrender certificate(s) evidencing 501 Company Common Stock duly endorsed in blank for transfer or accompanied by a stock power duly executed in blank in a form reasonably requested by the Merger Sub to evidence the acknowledgement of and consent to the exchange of the 501 Company Common Stock in exchange for certificates representing Merger Sub Class B Common Stock exchangeable for or convertible to Class C shares of the Merger Sub. Upon surrender of a 501 Company Stock Certificate to the Merger Sub for exchange, the holder of such a 501 Company Stock Certificate shall be entitled to receive in exchange, therefore at the Effective Time or as soon thereafter as reasonably practicable, a certificate representing the number of whole shares of Merger Sub Class B Common Stock that such holder has the right to receive pursuant to the provisions of ARTICLE 2.5 (A) and 501 Company Stock Certificate so surrendered shall thereafter be cancelled and will cease to represent any

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                              October 27, 2005
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interest in the 501 Company. Until surrendered as contemplated by this ARTICLE
2.9, each 501 Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Merger Sub Class B Common Stock as contemplated by this ARTICLE 2.9. If any 501 Company Stock Certificate(s) shall have been lost, stolen or destroyed, the Merger Sub may, in its discretion and as a condition precedent to the issuance of any certificate representing Merger Sub Class B Common Stock, require the owner of such lost, stolen or destroyed 501 Company Stock Certificate(s) to provide an appropriate affidavit (an "Affidavit of Lost 501 Certificate") and to deliver a bond (in such sum as the Merger Sub may reasonably direct) as indemnity against any claim that may be made against the Merger Sub, Parent or the Surviving Corporation with respect to such 501 Company Stock Certificate(s).

           (A) Merger Sub Class B Common Stock has no right to dividends or other distributions with.

           (B) No fractional shares of Merger Sub Class B Common Stock shall be issued in connection with the 501 Merger, and no certificates for any such fractional shares shall be issued. Notwithstanding anything in this Agreement to the contrary, to the extent that any 501 Company's pro rata interest in any Merger Sub Class B Common Stock deliverable pursuant to this Agreement results in a fractional Merger Sub Class B Common Stock of 0.5 or greater, the Merger Sub Class B Common Stock deliverable to such shareholder(s) of the 501 Company shall be rounded up to the nearest whole Merger Sub Class B Common Stock, and to the extent that any 501 Company's pro rata interest in any Merger Sub Class B Common Stock deliverable pursuant to this Agreement results in a fractional Merger Sub Class B Common Stock of less than 0.5, the Merger Sub Class B Common Stock deliverable to such shareholder(s) of the 501 Company shall be rounded down to the nearest whole Merger Sub Class B Common Stock.

           (C) The Merger Sub shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of 501 Company Common Stock pursuant to this Agreement such amounts as the Merger Sub may be required to deduct or withhold therefrom under the ITA or under any provision of provincial, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

           (D) The Merger Sub shall be liable to any holder or former holder of 501 Company Common Stock for any shares of Merger Sub Class B Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     2.10  CONVERSION OF MERGER SUB CERTIFICATES.   Contemporaneously with or
at such time as promptly as practicable, the holders of 100% of such Merger Sub Class B Common Stock issued under ARTICLE 2.5 (B) shall surrender certificate(s) evidencing Merger Sub Class B Common Stock to the Merger Sub in exchange for certificates representing Merger Sub Class C Common Stock. Upon surrender of a Merger Sub Class B Stock Certificate to the Merger Sub for exchange, the holders of Merger Sub Class B Common Stock shall be entitled to receive in exchange, therefore at the Effective Time or as soon thereafter as reasonably practicable, a certificate representing the number of whole shares of Merger Sub Class C Common Stock that such holder has the right to receive pursuant to the provisions of ARTICLE 2.5 (B) and Merger Sub Class B Stock Certificate so surrendered shall thereafter be canceled and will cease to represent any interest in the Merger Sub. At any time after the Effective Time or as deemed practicable by the holders of Merger Sub Class C Common Stock issued under ARTICLE 2.5 (B) ("Merger Sub Holders"), shall surrender

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certificate(s) evidencing Merger Sub Class C Common Stock duly endorsed in blank for transfer or accompanied by a stock power duly executed in blank in a form reasonably requested by the Parent to evidence the acknowledgement of and consent to the exchange of the Merger Sub Class C Common Stock in exchange for certificates representing Parent Common Stock. Upon surrender of a Merger Sub Class C Common Stock Certificate to the Parent for exchange, the Merger Sub Holders shall be entitled to receive in exchange, therefore at the Effective Time or thereafter as deemed practicable, a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of ARTICLE 2.6 and Merger Sub Class C Stock Certificate so surrendered shall thereafter be canceled and will cease to represent any interest in the Merger Sub. Immediately after the Effective Time, the Parent shall deliver (or cause its transfer agent to deliver) to the Merger Sub Holders, on a pro rata basis, the Parent Common Stock in exchange for the certificates representing the Merger Sub Class C Common Stock. Until surrendered as contemplated by this ARTICLE 2.10, each Merger Sub Class C Common Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock as contemplated by this ARTICLE
2.10. If any Merger Sub Class C Common Stock Certificate(s) shall have been lost, stolen or destroyed, the Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Merger Sub Class C Common Stock Certificate(s) to provide an appropriate affidavit (an "Affidavit of Lost Merger Sub Certificate") and to deliver a bond (in such sum as the Parent may reasonably direct) as indemnity against any claim that may be made against the Parent or the Surviving Corporation with respect to such Merger Sub Class C Common Stock Certificate(s).

           (A) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Merger Sub Class C Common Stock Certificate with respect to the shares of Parent Common Stock represented thereby, until such holder surrenders such Merger Sub Class C Common Stock Certificate in accordance with this ARTICLE 2.10 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

           (B) No fractional shares of Parent Common Stock shall be issued in connection with the 501 Merger, and no certificates for any such fractional shares shall be issued. Notwithstanding anything in this Agreement to the contrary, to the extent that any Merger Sub Holder's pro rata interest in any Parent Common Stock deliverable pursuant to this Agreement results in a fractional Parent Common Stock of 0.5 or greater, the Parent Common Stock deliverable to such shareholder(s) of the Merger Sub shall be rounded up to the nearest whole Parent Common Stock, and to the extent that any Merger Sub Holder's pro rata interest in any Parent Common Stock deliverable pursuant to this Agreement results in a fractional Parent Common Stock of less than 0.5, the Parent Common Stock deliverable to such shareholder(s) of the Merger Sub shall be rounded down to the nearest whole Parent Common Stock.

           (C) The Parent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Merger Sub Class C Common Stock pursuant to this Agreement such amounts as the Parent may be required to deduct or withhold therefrom under the ITA and/or the Code or under any provision of state, provincial, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

           (D) The Parent shall be liable to any holder or former holder of Merger Sub Class C Common Stock for any shares of Parent Common Stock (or

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                             EMPIRE GLOBAL CORP.
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                              October 27, 2005
dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

           (E) Each certificate representing shares of Parent Common Stock to be issued in the 501 Merger shall bear a legend substantially in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (the "Act") AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT, AND REQUIRES WRITTEN RELEASE FROM EITHER ISSUNG COMPANY OR THEIR ATTORNEY PRIOR TO LEGEND REMOVAL.

     2.11  TAX CONSEQUENCES.

           (A) Regarding the exchange of shares as per ARTICLE 2.5 between the Merger Sub and the 501 Company, for federal income tax purposes, the 501 Merger is intended to constitute a tax-free combination within the meaning of Section
85.1 of the ITA.

           (B) Regarding the exchange of shares as per ARTICLE 2.6 between the Parent and the Merger Sub Holder, for federal income tax purposes, the 501 Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     2.12  ACCOUNTING TREATMENT.   For accounting purposes, the 501 Merger
is intended to be treated as a business combination using the purchase method.

     2.13  FURTHER ACTION.   If, at any time after the Effective Time, any
further action is determined by the Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Parent or the Surviving Corporation with full right, title and possession of and to all rights and property of the Merger Sub and the 501 Company, the officers and directors of the Parent and Surviving Corporation shall be fully authorized (in the name of the Merger Sub, the 501 Company and otherwise) to take such action.

     2.14  CERTAIN OTHER AGREEMENTS.    Concurrently with the execution and
delivery of this Agreement, the 501 Company shall deliver to the Merger Sub a copy of documents evidencing title to assets and real property as referenced in
ARTICLE 4.6.


                                 ARTICLE 3.
                                 ----------

        REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUB
        ---------------------------------------------------------------

     The Parent and the Merger Sub jointly and severally represent and warrant to the 501 Company as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     3.1   SEC FILINGS; FINANCIAL STATEMENTS.

           (A) The Parent has delivered to the 501 Company accurate and complete copies (excluding copies of exhibits) of each report (on a form other than Form S-8) including, without limitation, the most recent annual report, if any, to stockholders and Form 10-KSB and 10-QSB reports, proxy statements and other periodic filings made with the SEC up to and including the date of this

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                              October 27, 2005
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Agreement (the "Parent SEC Documents").  As of the time it was filed with the
SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents were filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (B) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of the Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of the Parent and its subsidiaries for the periods covered thereby.

     3.2   AUTHORITY; BINDING NATURE OF AGREEMENT.   The Parent and the Merger
Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by the Parent and the Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the 501 Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of the Parent and the Merger Sub and their respective boards of directors. No vote of the Parent's shareholders is needed to approve the 501 Merger. This Agreement constitutes the legal, valid and binding obligation of the Parent and the Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3   VALID ISSUANCE.   Merger Sub and Parent Common Stock to be issued in
the 501 Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable, without violation of any preemptive or dissenter's rights and in full compliance with all applicable securities laws.

     3.4   ORGANIZATION; SUBSIDIARIES.   The Parent and the Merger Sub are
corporations duly organized, validly existing and in good standing under the laws of the respective jurisdiction in which they are incorporated. Each of the Parent and the Merger Sub has the corporate power and authority to own and lease its properties and assets and to carry on its business as now being conducted and is duly qualified or licensed to do business as a corporation and is in good standing in each jurisdiction in which the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensure necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on its business, results of operations or financial condition of the Parent and the Merger Sub.

     3.5   NON-CONTRAVENTION; CONSENTS.   Except where occurrence of the
foregoing will not have a Material Adverse Effect on the Parent and Merger Sub, the execution and delivery of this Agreement and the consummation of any of the transactions contemplated hereby by the Parent and the Merger Sub does not and will not:

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                              October 27, 2005

          (A) violate any provision of the Certificate of Incorporation or Bylaws of the Parent or the Merger Sub;

          (B) violate, or result with the passage of time in the violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the properties of the Parent or the Merger Sub pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Parent or the Merger Sub is a party or by which it or any of its properties are bound;

          (C) violate any law, order, judgment or decree to which the Parent or the Merger Sub is subject;

          (D) violate or conflict with any other restriction of any kind or character to which the Parent or the Merger Sub is subject, or by which any of its assets may be bound; or

          (E) constitute an event permitting termination of an agreement to which the Parent or the Merger Sub is subject, if in any such circumstances, individually or in the aggregate with all other such events, such termination could have consequences materially adverse to the Parent or the Merger Sub.

Except in connection with the organization of the Merger Sub and other filings necessary to effectuate the 501 Merger and notification of listing of additional shares to the NASDAQ Over The Counter Bulletin Board (the "OTCBB"), no consent, authorization, order or approval of, or filing or registration with any governmental commission, board or other regulatory body is required for or in connection with the execution, delivery and performance of this Agreement by the Parent and the consummation by each of the parties of any of the transactions contemplated hereby.

     3.6   BUSINESS.   Neither the Parent nor the Merger Sub has engaged in any
activities other than those incident to its organization or as contemplated by the terms of this Agreement.

     3.7   LITIGATION.   There is no action, suit, proceeding or investigation
pending, or, to the best knowledge of the Parent or the Merger Sub, threatened, against or related to the respective properties or business of the Parent or the Merger Sub which will materially adversely affect or prohibit consummation of the transactions contemplated thereby.


                                 ARTICLE 4.
                                 ----------
              REPRESENTATIONS AND WARRANTIES OF THE 501 COMPANY
              -------------------------------------------------

The 501 Company and the shareholder(s) of the 501 Company jointly and severally represent and warrant, to and for the benefit of the Indemnitees, the following, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     4.1   DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

           (A) The 501 Company is a corporation duly organized, validly existing and in good standing under the corporate laws of the jurisdiction of its incorporation and has all necessary corporate power and authority: (i) to

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                              October 27, 2005
conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all corporate Contracts.

           (B) The 501 Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or any other name.

           (C) The 501 Company is not, nor has been, required to be qualified, authorized, registered or licensed to do business as a corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the 501 Company. The 501 Company is in good standing as a corporation in each of the jurisdictions identified in EXHIBIT C.

           (D) EXHIBIT D accurately sets forth (i) the names of the members of the 501 Company's board of directors, (ii) the names of the members of each committee of the 501 Company's board of directors, and (iii) the names and titles of the 501 Company's officers.

           (E) The 501 Company does not own any controlling interest in any Entity and, nor has the 501 Company ever owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The 501 Company has not agreed nor is obligated to make any future investment in or capital contribution to any Entity. The 501 Company has not guaranteed nor is responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     4.2 ARTICLES OF ORGANIZATION AND BYLAWS; RECORDS. The 501 Company has delivered to the Merger Sub accurate and complete copies, in all material respects, of: (1) the 501 Company's Articles of organization/incorporation and bylaws, including all amendments thereto (as to conform to EXHIBIT E); (2) the stock records of the 501 Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the 501 Company, the board of directors of the 501 Company and all committees of the board of directors of the 501 Company. Except as set forth in the minutes of the 501 Company, there have been no formal meetings or other proceedings of the shareholders of the 501 Company, the board of directors of the 501 Company or any committee of the board of directors of the 501 Company that are not reflected in all material respects in such and the 501 Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the 501 Company's minutes or other records. There has not been any violation of any of the provisions of the 501 Company's Articles of organization/incorporation or bylaws, by the 501 Company's shareholders, the 501 Company's board of directors or any committee of the 501 Company's board of directors. The books of account, stock records, minute books and other records of the 501 Company are accurate, up to date and complete in all material respects, and have been maintained in accordance with prudent business practices.

     4.3   CAPITALIZATION, ETC.

           (A) The authorized capital stock of the 501 Company consists of an unlimited number of common shares and an unlimited number of Class A special shares and an unlimited number of Class B special shares and an unlimited number of Class C special shares of 501 Company Common Stock (no par value), of which one hundred (100) shares of common stock has been issued and is outstanding and owned beneficially and of record by the 501 Company as of the date of this Agreement. All of the outstanding shares of 501 Company Common Stock have been duly authorized and validly issued, and are fully paid and non assessable.

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                              October 27, 2005

           (B) Except as contemplated by this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the 501 Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the 501 Company; (iii) Contract under which the 501 Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or
(iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the 501 Company.

           (C) All outstanding shares of 501 Company Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all material requirements set forth in applicable Contracts.

           (D) The 501 Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the 501 Company. All securities so reacquired by the 501 Company were reacquired in compliance with (i) the applicable provisions of the OBCA and all other applicable Legal Requirements, and (ii) all material requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

     4.4   FINANCIAL STATEMENTS.

           (A) The 501 Company has delivered to the Merger Sub the following Financial Statements and notes (collectively, the "501 Company Financial Statements") (as set forth in EXHIBIT F:

               (I) The audited balance sheet of the 501 Company as of December 31, 2004, and the audited balance sheets of the 501 Company as of December 31, 2003, and the related income statements, statements of shareholder's equity and statements of cash flows of the 501 Company for the years then ended, together with all footnotes thereto; and

               (II) The proforma balance sheet of the 501 Company as of September 30, 2005 (the "501 Company Proforma Balance Sheet"), and the related proforma income statement of the 501 Company for the nine months then ended.

           (B) The 501 Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the 501 Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in ARTICLE 4.4(A)(I)) cash flows of the 501 Company for the periods covered thereby. The 501 Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except (i) as the footnotes to the financial statements referred to in ARTICLE 4.4(A)(I) may expressly indicate otherwise and (ii) that the financial statements referred to in ARTICLE 4.4(A)(II) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which adjustments will not, individually or in the aggregate, be material).

     4.5    ABSENCE OF CHANGES.   Since December 31, 2004:

           (A) There has not been any Material Adverse Change in the 501 Company's business, condition, assets, liabilities, operations or financial

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                              October 27, 2005
performance or, to the best knowledge of the 501 Company, prospects, and, to the best of the knowledge of the 501 Company, no event has occurred that will have a Material Adverse Effect on the 501 Company;

           (B) There has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the 501 Company's assets, taken as a whole (whether or not covered by insurance);

           (C) The 501 Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

           (D) The 501 Company has not sold, issued or authorized the issuance of (i) any capital stock or other security of the 501 Company, (ii) any option or right to acquire any capital stock or any other security of the 501 Company, or (iii) any instrument convertible into or exchangeable for any capital stock or other security of the 501 Company;

           (E) There has been no amendment to the 501 Company's Articles of organization or bylaws, and the 501 Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

           (F) The 501 Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

           (G) The 501 Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the 501 Company since December 31, 2004, exceeds $100,000;

           (H) The 501 Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in ARTICLE 4.9(A)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Material Contract;

           (I) The 501 Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person other than leasing of property in the ordinary course of business, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the 501 Company's past practices;

           (J) The 501 Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness except in the ordinary course of business where the amount of such uncollected receivables exceeds $10,000 in the aggregate;

           (K) The 501 Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the 501 Company's past practices;

           (L) The 501 Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

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                              October 27, 2005

           (M) The 501 Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

           (N) The 501 Company has not changed any of its methods of accounting or accounting practices in any respect;

           (O) The 501 Company has not made any Tax election;

           (P) The 501 Company has not commenced or settled any Legal Proceeding; and

           (Q) The 501 Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices;

     4.6   TITLE TO ASSETS.

           (A) Except for assets held under capitalized lease, if any, and personal property sold in the ordinary course of business since July 6, 2000, the 501 Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the 501 Company Proforma Balance Sheet; (ii) all assets and all of the 501 Company's rights under the Contracts; and (iii) all other assets reflected in the 501 Company's books and records as being owned by the 501 Company. All of said assets are owned by the 501 Company free and clear of any liens or other Encumbrances, except for (a) any lien for current taxes not yet due and payable, (b) security interests identified in the 501 Company Proforma Balance Sheet or the footnotes thereto, and (c) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the 501 Company; (iv) mortgages as set forth in EXHIBIT G.[m1]

          (B) The 501 Company shall provide to the Parent, a listing (EXHIBIT
H) which identifies all assets that are material to the business of the 501 Company and that are being leased or licensed to the 501 Company.

     4.7   BANK ACCOUNTS; RECEIVABLES.   All existing accounts receivable of
the 501 Company (including those accounts receivable reflected on the 501 Company Proforma Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 2005 and have not yet been collected) represent valid obligations of customers of the 501 Company arising from bona fide transactions entered into in the ordinary course of business. Such accounts receivable are collectible within 60 days (net of an allowance for doubtful accounts) and are not subject to any contest, claim or right of set-off other than refunds in the ordinary course of business and consistent with past practice.

     4.8   EQUIPMENT; LEASEHOLD.   All material items of equipment and other
tangible assets owned by or leased to the 501 Company which have a value, in the case of each item, of $10,000 or more are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the 501 Company's business in the manner in which such business is currently being conducted

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

     4.9   CONTRACTS.

           (A) EXHIBIT I identifies:

               (I) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

               (II) each Company Contract relating to the acquisition, transfer, lease, use and development of any Property or Asset;

               (III) each Company Contract imposing any restriction on the 501 Company's right or ability (a) to compete with any other Person, (b) to acquire any property or other asset or any services from any other Person, to sell any property or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (c) develop or dispose of any property or asset to any other Person;

               (IV) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

               (V) each Company Contract relating to the acquisition, issuance or transfer of any securities;

               (VI) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the 501 Company;

               (VII) each Company Contract involving or incorporating any guarantee, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

               (VIII) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

               (IX) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in ARTICLE 4.16);

               (X) each Company Contract constituting or relating to a Government Contract or Government Bid;

               (XI) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the 501 Company's past practices and which contemplates or involves (A) the payment or delivery of cash or other consideration in an amount in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate;

               (XII) any other Company Contract that has a term of more than 60 days and that may not be terminated by the 501 Company (without penalty) within 60 days after the delivery of a termination notice by the 501 Company and which contemplates or involves (A) the payment or delivery of cash or other consideration in an amount in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate; and

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                              October 27, 2005

               (XIII) any other Company Contract that contemplates or involves
           (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or
           (B) the performance of services having a value in excess of $50,000 in the aggregate.

(Contracts in the respective categories described in clauses "(I)" through "(XIII)" above are referred to in this Agreement as "Material Contracts.")

           (B) The 501 Company has delivered to the Merger Sub accurate and complete copies in all material respects of all written Contracts identified in
EXHIBIT I, including all amendments thereto. Each Contract identified in
EXHIBIT I is valid and in full force and effect, and, to the best of the knowledge of the 501 Company, is enforceable by the 501 Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

           (C) Except as set forth in EXHIBIT I:

               (I) the 501 Company has not violated or breached, or committed any material default under, any Material Contract, and, to the best of the knowledge of the 501 Company, no other Person has violated or breached, or committed any material default under, any Material Contract;

               (II) to the best of the knowledge of the 501 Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the material provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

               (III) since December 31, 2004, the 501 Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and

               (IV) the 501 Company has not waived any of its material rights under any Material Contract.

           (D) No Person is renegotiating, or has a right pursuant to the terms of any 501 Company Contract to renegotiate, any amount paid or payable to the 501 Company under any Material Contract or any other material term or provision of any Material Contract.

           (E) The Contracts identified in EXHIBIT I collectively constitute all of the Contracts necessary to enable the 501 Company to conduct its business in the manner in which its business is currently being conducted.

           (F) EXHIBIT I identifies and provides a brief description of each proposed Material Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the 501 Company since December 31, 2004, except for proposals relating to the acquisition of the 501 Company.

           (G) There are no backorders and no backlog of services due to the 501 Company under 501 Company Contracts.

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                              October 27, 2005

           (H) There are no holdbacks and no construction liens under the 501 Company Contracts.

     4.10  LIABILITIES.   Except as set forth in ARTICLE 4.6(A)(iv) the 501
Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the 501 Company Proforma Balance Sheet and the footnotes thereto; (b) accounts payable or accrued salaries that have been incurred by the 501 Company since December 31, 2004 in the ordinary course of business and consistent with the 501 Company's past practices; (c) liabilities under the 501 Company Contracts, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such 501 Company Contracts; and (d) liabilities referenced in ARTICLE 4.17.

     4.11  COMPLIANCE WITH LEGAL REQUIREMENTS.   The 501 Company is, and has at
all times since July 6, 2000 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had a Material Adverse Effect on the 501 Company. Since July 6, 2000, the 501 Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     4.12  GOVERNMENTAL AUTHORIZATIONS.   The 501 Company has delivered to the
Merger Sub accurate and complete copies of all Governmental Authorizations. The 501 Company is, and at all times since December 31, 2004 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations. Since December 31, 2004, the 501 Company has not received any notice or other communication from any Governmental Body regarding
(a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     4.13  TAX MATTERS.

           (A) All Tax Returns required to be filed by or on behalf of the 501 Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "501 Company Returns") (i) have been filed on or before the applicable due date (including any extensions of such due date), and (ii) have been accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the 501 Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The 501 Company has delivered to the Merger Sub accurate and complete copies of all 501 Company Returns filed since December 31, 2000 which have been requested by the Merger Sub.

           (B) The 501 Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The 501 Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 2004 through the Closing Date, and the 501 Company will disclose the dollar amount of such reserves to the Merger Sub on or prior to the Closing Date.

           (C) No 501 Company Return relating to Taxes has ever been examined or audited by any Governmental Body. There have been no examinations or audits of any 501 Company Return. The 501 Company has delivered to the Merger Sub

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                             EMPIRE GLOBAL CORP.
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                              October 27, 2005
accurate and complete copies of all audit reports of Government Bodies (to which the 501 Company has access) relating to the 501 Company Returns. No extension or waiver of the limitation period applicable to any of the 501 Company Returns has been granted (by the 501 Company or any other Person), and no such extension or waiver has been requested from the 501 Company.

           (D) No claim or Proceeding is pending or, to the best knowledge of the 501 Company has been threatened against or with respect to the 501 Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the 501 Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the 501 Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the 501 Company except liens for current Taxes not yet due and payable.

           (E) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the 501 Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible under the ITA. The 501 Company is not, and has never been a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     4.14  ENVIRONMENTAL MATTERS.   The 501 Company is in compliance in all
material respects with all applicable Environmental Laws, which compliance includes the possession by the 501 Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The 501 Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the 501 Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the 501 Company, there are no circumstances that may prevent or interfere with the 501 Company's compliance with any Environmental Law in the future. To the best of the knowledge of the 501 Company, no current or prior owner of any property leased or controlled by the 501 Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the 501 Company is not in compliance with any Environmental Law. For purposes of this ARTICLE 4.14: (i) "Environmental Law" means any federal, provincial or local Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

     4.15  INSURANCE.   EXHIBIT J identifies all insurance policies maintained
by, at the expense of or for the benefit of the 501 Company and identifies any material claims made thereunder, and the 501 Company has delivered to the Merger Sub accurate and complete copies in all material respects of the insurance policies identified on EXHIBIT J. Each of the insurance policies identified in EXHIBIT J is in full force and effect. The 501 Company has not

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                              October 27, 2005
received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     4.16 RELATED PARTY TRANSACTIONS. (a) no Related Party has any direct or indirect interest in any material asset used in or otherwise relating to the business of the 501 Company; (b) no Related Party is, or has at any time, been indebted to the 501 Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the 501 Company; (d) no Related Party is competing, directly or indirectly, with the 501 Company; and (e) no Related Party has any claim or right against the 501 Company (other than rights to receive compensation for services performed as an employee of the 501 Company).

     4.17  LEGAL PROCEEDINGS; ORDERS.

           (A) There is no pending Legal Proceeding, and (to the best of the knowledge of the 501 Company) no Person has threatened to commence any Legal
Proceeding: (i) that involves the 501 Company or any of the assets owned or used by the 501 Company or any Person whose liability the 501 Company has or may have retained or assumed, either contractually or by operation of law; or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the 501 Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the 501 Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

           (B) There is no order, writ, injunction, judgment or decree to which the 501 Company, or any of the assets owned or used by the 501 Company, is subject. To the best of the knowledge of the 501 Company, no officer or other employee of the 501 Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the 501 Company's business.

     4.18  AUTHORITY; BINDING NATURE OF AGREEMENT.   The 501 Company has the
absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the 501 Company of this Agreement have been duly authorized by all necessary action on the part of the 501 Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the 501 Company, enforceable against the 501 Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     4.19  NON-CONTRAVENTION; CONSENTS.   Where occurrence will not have a
Material Adverse Effect, neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor the consummation of the 501 Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

           (A) Contravene, conflict with or result in a violation of (i) any of the provisions of the 501 Company's Articles of organization or bylaws, or (ii) any resolution adopted by the 501 Company's shareholders, the 501 Company's board of directors or any committee of the 501 Company's board of directors;

                                      27
                             EMPIRE GLOBAL CORP.
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                              October 27, 2005

           (B) Contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the 501 Company, or any of the assets owned or used by the 501 Company, is subject;

           (C) Contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the 501 Company or that otherwise relates to the 501 Company's business or to any of the assets owned or used by the 501 Company;

           (D) Contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any 501 Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such 501 Company Contract,
(ii) accelerate the maturity or performance of any such 501 Company Contract, or (iii) cancel, terminate or modify any such 501 Company Contract; or

           (E) Result in the imposition or creation of any lien or other encumbrance upon or with respect to any asset owned or used by the 501 Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the 501 Company).

The 501 Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (a) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (b) the consummation of the 501 Merger or any of the other transactions contemplated by this Agreement.

     4.20  FULL DISCLOSURE.

           (A) This Agreement does not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein and to be contained therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.


                                 ARTICLE 5.
                                 ----------
     CERTAIN COVENANTS OF THE 501 COMPANY, THE PARENT AND THE MERGER SUB
     -------------------------------------------------------------------

     5.1 ACCESS AND INVESTIGATION. For purposes of this ARTICLE 5.1, "the Parent" shall be deemed to mean each of the Parent and the Merger Sub. During the Pre-Closing Period (the "Pre-Closing Period") the 501 Company shall cause its Representatives to:

           (A) Provide the Parent and the Parent's Representatives with reasonable access to the 501 Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the 501 Company; and

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                              October 27, 2005

           (B) Provide the Parent and the Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the 501 Company, and with such additional financial, operating and other data and information regarding the 501 Company, as the Parent may reasonably request. Except and to the extent required by law, each of the parties hereto will not disclose or otherwise use, and will cause its Representatives not to use or otherwise disclose, any Confidential Information (as defined below) furnished by or on behalf of either the Parent or the 501 Company at any time or in any manner other than in connection with the transactions contemplated hereby. "Confidential Information" shall mean any information (written or oral) (i) pertaining to either the Parent and the 501 Company, (ii) is confidential and proprietary in nature,(iii) is furnished to any of the parties hereto and their Representatives, and (iv) is conspicuously marked, or identified as, "CONFIDENTIAL" at the time of its delivery; provided, that notwithstanding the foregoing, "Confidential Information" shall not include any information or material (a) that is already in the other party's possession prior to October 27, 2005, (b) that is obtained by or that is or becomes available to any of the parties hereto or their respective Representatives from a source other than pursuant to this Agreement or in breach of this ARTICLE 5.1, (c) that is obtained or is or becomes available through the normal course of any business dealings between the parties hereto,
(d) that is in or enters the public domain or that otherwise is or becomes generally available other than in breach of this ARTICLE 5.1, or (e) that is independently developed by any of the parties hereto or their respective Representatives.

     5.2   OPERATION OF THE COMPANY'S BUSINESS.   During the Pre-Closing
Period:

           (A) The 501 Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

           (B) The 501 Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the 501 Company;

           (C) The 501 Company shall keep in full force all insurance policies;

           (D) The 501 Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

           (E) The 501 Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

           (F) The 501 Company shall not amend or permit the adoption of any amendment to the 501 Company's Articles of organization or bylaws, or effect or permit the 501 Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

           (G) The 501 Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

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                              October 27, 2005

           (H) The 501 Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the 501 Company during the Pre-Closing Period, do not exceed $1,000.00 per month;

           (I) The 501 Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Material Contract;

           (J) Except for transactions in the ordinary course of business and that do not exceed $5,000, individually or in the aggregate, the 501 Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the 501 Company pursuant to Contracts that are not Material Contracts;

           (K) The 501 Company shall not (i) lend money to any Person (except that the 501 Company may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire the Company Common Stock in exchange for promissory notes upon exercise of the Company Options), or (ii) incur or guarantee any indebtedness for borrowed money;

           (L) The 501 Company shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $50,000;

           (M) The 501 Company shall not change any of its methods of accounting or accounting practices in any material respect;

           (N) The 501 Company shall not make any Tax election;

           (O) The 501 Company shall not commence or settle any material Legal Proceeding;

     5.3   NOTIFICATION AND UPDATES.

           (A) During the Pre-Closing Period, the 501 Company shall promptly notify the Parent in writing of:

               (I) the discovery by the 501 Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or material breach of any representation or warranty made by the 501 Company or the shareholder(s) of the Company in this Agreement;

               (III) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in or breach of any representation or warranty made by the 501 Company or the shareholder(s) of the 501 Company in this Agreement if (a) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (b) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

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                              October 27, 2005

               (IV) any breach of any material covenant or obligation of the 501 Company or the shareholder(s) of the 501 Company; and

               (V) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
           ARTICLE 5 or ARTICLE 6 impossible or unlikely.

          (B) If any event, condition, fact or circumstance that is required to be disclosed pursuant to ARTICLE 5.3(A) requires any change, or if any such event, condition, fact or circumstance would require such a change, existence or discovery of such event, condition, fact or circumstance, then the 501 Company shall promptly notify the Parent in writing specifying such change.

     5.4    NO NEGOTIATION.   During the Pre-Closing Period, the 501 Company
shall not, directly or indirectly:

          (A) Solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than the Parent) relating to a possible Acquisition Transaction;

          (B) Participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

          (C) Accept any proposal or offer from any Person (other than the Parent) relating to a possible Acquisition Transaction.

The 501 Company shall promptly notify the Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the 501 Company or the shareholder(s) of the 501 Company during the Pre-closing Period.

     5.5    COVENANTS OF THE PARENT.   The Parent hereby covenants and agrees
with the 501 Company as follows:

          (A) PRESERVATION OF BUSINESS ORGANIZATION. The Parent shall use all reasonable efforts to cause to preserve without material impairment the business of the Parent and its subsidiaries and their goodwill as to payors, providers, suppliers, distributors, clients and others having business relations with the Parent and its subsidiaries.

          (B) CARRY ON IN REGULAR COURSE. The Parent shall carry on its business in the ordinary and usual course in a manner consistent with its past practices.

          (C) DOCUMENTS AND INFORMATION TO BE FURNISHED. The Parent shall furnish to the 501 Company, promptly after filed with the SEC, its audited year-end report in the form filed with the SEC on Form 10-KSB prescribed under the Exchange Act, its unaudited quarterly financial reports in the form filed with the SEC on Form 10-QSB prescribed under the Exchange Act and such other reports, statements, documents and other items the Parent delivers, or is required to deliver, to any of its shareholders.

          (D) NOTICES OF CERTAIN EVENTS. During the Pre-Closing Period, the Parent shall promptly notify the 501 Company of:

               (I) the discovery by the Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of

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                             EMPIRE GLOBAL CORP.
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                              October 27, 2005
           this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Parent in this Agreement;

               (II) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Parent in this Agreement if (a) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (b) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (III) any breach of any covenant or obligation of the Parent;
           and

               (IV) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
               ARTICLE 5 or ARTICLE 6 impossible or unlikely.


                                 ARTICLE 6.
                                 ----------
                     ADDITIONAL COVENANTS OF THE PARTIES
                     -----------------------------------

     6.1   FILINGS AND CONSENTS.   As promptly as practicable after the
execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the 501 Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Material Contract, or otherwise) by such party in connection with the 501 Merger and the other transactions contemplated by this Agreement, except where the failure to obtain such Consent would not, in the case of the 501 Company and, in the case of the Parent, have a Material Adverse Effect on their respective business, financial condition or results of operations. The 501 Company shall (upon request) promptly deliver to the Parent a copy of each such filing made, each such notice given and each such Consent obtained by the 501 Company during the Pre-Closing Period. The Parent shall (upon request) promptly deliver to the 501 Company a copy of each such filing made, each such notice given and each such Consent obtained by the Parent during the Pre-Closing Period.

     6.2   PUBLIC ANNOUNCEMENTS.

           (A) During the Pre-Closing Period, the 501 Company shall not permit their respective Representatives to issue any press release or make any public statement regarding this Agreement or the 501 Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent.

           (B) The Parent shall not, and shall not permit any of its Representatives to, issue any press release or otherwise publicly disseminate any document or other written material relating to the 501 Merger or any of the other transactions contemplated by this Agreement unless (i) the 501 Company shall have approved such press release or written material (it being understood that the 501 Company shall not unreasonably withhold its approval of any such press release or written material), or (ii) the Parent shall have been advised by its outside legal counsel that the issuance of such press release or the dissemination of such written material is required by any applicable law or regulation, and the Parent shall have consulted with the 501 Company prior to issuing such press release or disseminating such written material; provided,

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                              October 27, 2005
however, that notwithstanding anything to the contrary contained in this
ARTICLE 6.2, the Parent shall be entitled to file with the SEC, after the execution and delivery of this Agreement, a Report on Form 8-K, together with a copy of this Agreement (including the exhibits hereto) and the press release (which shall have been approved by the 501 Company) announcing this Agreement.

     6.3   PURCHASE METHOD.   Before and after the Closing, no party to this
agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of the Parent to account for the 501 Merger as a business combination using the purchase method.

     6.4   FOREIGN INVESTMENT REAL PROPERTY TAX ACT ("FIRPTA") MATTERS.   At
the Closing, the 501 Company shall deliver to the Parent a statement (in such form as may be reasonably requested by counsel to the Parent) conforming to the requirements of Section 1.897 - 2(h) (1) (i) of the United States Treasury Regulations.

     6.5   PAYMENT OF LOANS.   Within 60 days following the Closing Date, the
Merger Sub agrees, and the Parent agrees to cause the Merger Sub, to assume the amounts outstanding under certain mortgages, for the original principal amounts as set forth in EXHIBIT G (the "Mortgage Agreements"), between 501 Company and

               (i) Amaranth Resources Limited
               (ii) DUCA Financial
               (iii) HSBC Bank
               (iv) Sheldon Gross Limited

The 501 Company represents that as of the Closing Date, the principal balance outstanding under the Mortgage Agreements shall not exceed $8,250,000. The 501 Company represents that the 501 Company has not violated, breached or committed any default under the Mortgage Agreements nor any other agreements entered into in connection with the Mortgage Agreements. The 501 Company further represents that assuming of the amounts under the Mortgage Agreements or any agreement contemplated thereby shall not subject the 501 Company, the Merger Sub or the Parent to any prepayment penalty, make whole payment provision or other similar fee whether or not pursuant to the terms of the Mortgage Agreements.


                                 ARTICLE 7.
                                 ----------
    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARENT AND THE MERGER SUB
    --------------------------------------------------------------------

The obligations of the Parent and the Merger Sub to effect the 501 Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the 501 Company in this Agreement and in each of the other agreements and instruments delivered to the Parent and the Merger Sub in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

     7.2   PERFORMANCE OF COVENANTS.   All of the covenants and obligations
that the 501 Company are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

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                             EMPIRE GLOBAL CORP.
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                              October 27, 2005

     7.3   CONSENTS.   All Consents required to be obtained in connection with
the 501 Merger and the other transactions contemplated by this Agreement (including the Consents identified in ARTICLE 4.19) shall have been obtained and shall be in full force and effect, except when failure to obtain such Consent will not have a Material Adverse Effect on the 501 Company, the Merger Sub or the Parent.

     7.4   AGREEMENTS AND DOCUMENTS.   The Parent and the Merger Sub shall have
received from the 501 Company the following agreements and documents, each of which shall be in full force and effect:

               (I) Audited Financial Statements of the 501 Company for at least two years and proforma Financial Statements for the Period ending September 30, 2005.

               (II) All title, deeds to land and Buildings including a listing of all such Land and Buildings as per ARTICLE 4.6.

               (III) Confidential information and assignment agreements, reasonably satisfactory in form and content to the Parent, executed by those employees, officers or directors of the 501 Company listed in EXHIBIT D;

               (IV) A certificate executed by the 501 Company and containing the representation and warranty of the 501 Company that each of the representations and warranties set forth in ARTICLE 4 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in ARTICLES 7.1, 7.2 and 7.3 have been duly satisfied (the "501 Company Closing Certificate") (included herein as EXHIBIT L); and

               (V) Written resignations of all directors of the 501 Company, effective as of the Effective Time.

     7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the 501 Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the 501 Merger that makes consummation of the 501 Merger illegal.

     7.6   NO MATERIAL ADVERSE CHANGE.   There shall have been no Material
Adverse Change in the business, condition, assets, liabilities, operation or financial performance, or, to the best knowledge of the 501 Company, prospects of the 501 Company since December 31, 2004, except for (a) any such Material Adverse Change that is demonstrated by the 501 Company to have resulted from changes that occurred after the date of this Agreement in general business conditions, and (b) any Material Adverse Change in the 501 Company's financial performance that is temporary in nature and is demonstrated by the 501 Company to have resulted directly from the public announcement or the pendency of the 501 Merger.

     7.7   NO GOVERNMENTAL LITIGATION.   There shall not be pending or
threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the 501 Merger or any of the other transactions contemplated by this Agreement; (b) relating to the 501 Merger and seeking to obtain from the Parent or any of its subsidiaries any damages that may be material to the Parent; (c) seeking to prohibit or limit in any material respect the ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of

                                      34
                             EMPIRE GLOBAL CORP.
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                              October 27, 2005
the Parent, the Surviving Corporation or any subsidiary of the Parent to own the assets or operate the business of the Parent, the Merger Sub, and the 501 Company.

     7.8   NO OTHER LITIGATION.   There shall not be pending or threatened to
commence any Legal Proceeding (a) challenging or seeking to restrain or prohibit the consummation of the 501 Merger or any of the other transactions contemplated by this Agreement; (b) relating to the 501 Merger and seeking to obtain from the Parent or any of its subsidiaries any damages that may be material to the Parent; (c) seeking to prohibit or limit in any material respect the ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of the Parent, the Surviving Corporation or any subsidiary of the Parent to own the assets or operate the business of the Parent, the Merger Sub, and the 501 Company.


                                 ARTICLE 8.
                                 ----------
           CONDITIONS PRECEDENT TO OBLIGATIONS OF THE 501 COMPANY
           ------------------------------------------------------

The obligations of the 501 Company and shareholder(s) of the 501 Company to effect the 501 Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     8.1   ACCURACY OF REPRESENTATIONS.   Each of the representations and
warranties made by the Parent and the Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

     8.2   PERFORMANCE OF COVENANTS.   All of the covenants and obligations
that the Parent and the Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     8.3   DOCUMENTS.   The 501 Company shall have received from the Merger Sub
the following documents:

           (A) A Certificate of Merger executed by the Parent, dated as of the Closing Date or as soon as practicable, in the form of EXHIBIT M.

           (B) A certificate executed by the Parent and the Merger Sub containing the representation and warranty of each entity that each of the representations and warranties set forth in ARTICLE 3 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in ARTICLES 8.1, 8.2 and 8.3 have been duly satisfied (the "Parent Closing Certificate") (included herein as EXHIBIT N).

     8.4   NO RESTRAINTS.   No temporary restraining order, preliminary or
permanent injunction or other order preventing the consummation of the 501 Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the 501 Merger that makes consummation of the 501 Merger illegal.

     8.5   NO MATERIAL ADVERSE CHANGE.   There shall have been no Material
Adverse Change in the Parent's business, condition, assets, liabilities, operations or financial performance since the date of this Agreement, except for (a) any such Material Adverse Change that is demonstrated by the Parent to

                                      35
                             EMPIRE GLOBAL CORP.
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                              October 27, 2005
have resulted directly from changes that occurred after the date of this Agreement in general business conditions, and (b) any Material Adverse Change in the Parent's financial performance that is temporary in nature and is demonstrated by the Parent to have resulted directly from the public announcement or the pendency of the 501 Merger (it being understood that a decline in the Parent's stock price shall not, in and of itself, constitute a "Material Adverse Change in the Parent's business, condition, assets, liabilities, operations or financial performance").

     8.6   NO GOVERNMENTAL LITIGATION.   There shall not be pending or
threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the 501 Merger or any of the other transactions contemplated by this Agreement; (b) relating to the 501 Merger and seeking to obtain from the 501 Company or any of its subsidiaries any damages that may be material to the 501 Company; (c) seeking to prohibit or limit in any material respect the ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of the Parent, the Surviving Corporation or any subsidiary of the Parent to own the assets or operate the business of the 501 Company.

     8.7   NO OTHER LITIGATION.   There shall not be pending or threatened to
commence any Legal Proceeding (a) challenging or seeking to restrain or prohibit the consummation of the 501 Merger or any of the other transactions contemplated by this Agreement; (b) relating to the 501 Merger and seeking to obtain from the 501 Company or any of its subsidiaries any damages that may be material to the 501 Company; (c) seeking to prohibit or limit in any material respect the ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of the Parent, the Surviving Corporation or any subsidiary of the Parent to own the assets or operate the business of the 501 Company.

     8.8   TERMINATION OF TRADESTREAM GLOBAL AG. AGREEMENT.   The Parent shall
have provided the 501 Company with evidence, reasonably satisfactory to the 501 Company, as to the termination of the certain Confidential Letter of Intent, dated July 11, 2005, between the Parent and Tradestream Global AG. Pursuant to such termination, neither of the 501 Company, the Merger Sub nor the Parent shall have any further obligations, and shall not be subject to any liability, under such agreement as amended.


                                 ARTICLE 9.
                                 ----------
                                 TERMINATION
                                 -----------

     9.1   TERMINATION EVENTS.   This Agreement may be terminated at any time
prior to the Closing:

           (A) By the Parent if the Parent reasonably determines that the timely satisfaction of any condition set forth in ARTICLES 7 and 8 has become impossible (other than as a result of any failure on the part of the Parent or the Merger Sub to comply with or perform any covenant or obligation of the Parent or the Merger Sub set forth in this Agreement);

           (B) By the 501 Company if the 501 Company reasonably determines that the timely satisfaction of any condition set forth in ARTICLE 7 and 8 has become impossible (other than as a result of any failure on the part of the 501 Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to the Parent);

                                      36
                             EMPIRE GLOBAL CORP.
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                              October 27, 2005

           (C) By the Parent at or after the Scheduled Closing Time if any condition set forth in ARTICLE 7 has not been satisfied by the Scheduled Closing Time;

           (D) By the 501 Company at or after the Scheduled Closing Time if any condition set forth in ARTICLE 8 has not been satisfied by the Scheduled Closing Time;

           (E) By the Parent if the Closing has not taken place on or before October 27, 2005 (other than as a result of any failure on the part of the Parent to comply with or perform any covenant or obligation of the Parent set forth in this Agreement);

           (F) By the 501 Company if the Closing has not taken place on or before October 27, 2005 (other than as a result of the failure on the part of the 501 Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to the Parent); or

           (G) By the mutual consent of the Parent and the 501 Company.

     9.2   TERMINATION PROCEDURES.   If the Parent wishes to terminate this
Agreement pursuant to ARTICLE 9.1(A), ARTICLE 9.1(C) or ARTICLE 9.1(E), the Parent shall deliver to the 501 Company a written notice stating that the Parent is terminating this Agreement and setting forth a brief description of the basis on which the Parent is terminating this Agreement. If the 501 Company wishes to terminate this Agreement pursuant to ARTICLE 9.1(B), ARTICLE 9.1(D), or ARTICLE 9.1(F), the 501 Company shall deliver to the Parent a written notice stating that the 501 Company is terminating this Agreement and setting forth a brief description of the basis on which the 501 Company is terminating this Agreement. If the Parent and the 501 Company wish to terminate this Agreement pursuant to ARTICLE 9.1(G), the Parent shall deliver to the 501 Company and the 501 Company shall deliver to the Parent a written notice stating that both the Parent and the 501 Company are terminating this Agreement and setting forth a brief description of the basis on which the Parent and the 501 Company are terminating this Agreement.

     9.3   EFFECT OF TERMINATION.   If this Agreement is terminated pursuant to
ARTICLE 9.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that:

           (A) 	neither the 501 Company nor the Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement;

           (B)	the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in ARTICLE 11 (except ARTICLE 11.1);
and

           (C) 	the 501 Company shall, in all events, remain bound by and
continue to be subject to ARTICLE 6.2.

     9.4   IN THE EVENT OF TERMINATION.   In the event of termination of this
Agreement:

           (A) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                                      37
                             EMPIRE GLOBAL CORP.
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                              October 27, 2005

           (B) The provisions of the Confidential Letter of Intent (the "Confidential Letter of Intent"), dated as of October 26, 2005, by and between Merger Sub and the 501 Company shall be terminated and will not continue in force and effect;

           (C) No party hereto shall have any liability or further obligation to any other party to this Agreement, except as stated in ARTICLE 9.3 of this Agreement, except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.


                                 ARTICLE 10.
                                 -----------
                            INDEMNIFICATION, ETC.
                            ---------------------

     10.1  SURVIVAL OF REPRESENTATIONS, ETC.

           (A) The representations and warranties made by the 501 Company (including the representations and warranties set forth in ARTICLE 4 and the representations and warranties set forth in the 501 Company Closing Certificate) shall survive the Closing and shall expire one year after the Closing Date; provided, however, that the representations and warranties of the 501 Company set forth in ARTICLE 4 shall survive until one year after the Closing Date provided, further, that if, at any time prior to one year after the Closing Date, any Indemnitee (acting in good faith) delivers to the 501 Company a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the shareholder(s) of the 501 Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under ARTICLE 10.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved.

           (B) The representations, warranties, covenants and obligations of the 501 Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

           (C) For purposes of this Agreement, each statement or other item of information set forth in this Agreement or in any update to this Agreement shall be deemed to be a representation and warranty made by the Parent, the Merger Sub and the 501 Company in this Agreement.

           (D) The representations and warranties made by the Parent set forth in ARTICLE 3 shall survive the Closing and shall expire on the date that is one year after the filing of the Parent's first quarterly report on Form 10-QSB filed with the SEC subsequent to the Closing Date; provided, however, that if, at any time prior to such date, the shareholder(s) of the 501 Company (acting in good faith) delivers to the Parent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Parent (and setting forth in reasonable detail the basis for the 501 Company's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under ARTICLE 10.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive such date until such time as such claim is fully and finally resolved.

                                      38
                             EMPIRE GLOBAL CORP.
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                              October 27, 2005

     10.2  INDEMNIFICATION BY THE 501 COMPANY.

           (A) From and after the Effective Time (but subject to ARTICLES 10.1(A) and 10.4), the 501 Company, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in ARTICLE 4 or in the 501 Company Closing Certificate); (ii) any breach of any covenant or obligation of the 501 Company (including the covenants set forth in ARTICLES 5 and 6); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this ARTICLE
10).

           (B) The 501 Company acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then the Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach (provided, however, the Parent and the Surviving Corporation together shall not be entitled to recover more than once for the same Damages).

     10.3  INDEMNIFICATION BY THE PARENT.   From and after the Effective Time
(but subject to ARTICLES 10.1(D) AND 10.4), the Parent, shall hold harmless and indemnify the 501 Company from and against, and shall compensate and reimburse the 501 Company for, any Damages which are directly or indirectly suffered or incurred by the 501 Company or to the 501 Company may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of, or are directly or indirectly connected with:

           (A) 	Any inaccuracy in or breach of any representation or warranty set forth in ARTICLE 3;

           (B)   Any breach of any covenant or obligation of the Parent; or

           (C) 	Any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(A)" or "(B)" above (including any Legal Proceeding commenced by the 501 Company for the purpose of enforcing any of its rights under this ARTICLE 10).

     10.4  LIMITATIONS.

           (A) Notwithstanding anything contained herein to the contrary, the 501 Company shall not be required to make any indemnification payments to any Indemnitee pursuant to this Agreement, including, without limitation ARTICLE 10.2, until such time as the total amount of all Damages suffered or incurred by the Indemnitees exceeds $50,000 at which time the Indemnitees shall be entitled to be indemnified against all Damages in excess of $50,000, provided that the 501 Company obligations under ARTICLE 10 shall not exceed $100,000.

           (B) Notwithstanding anything contained herein to the contrary, the Parent shall not be required to make any indemnification payments to the 501 Company pursuant to this Agreement, including without limitation ARTICLE 10.3, until such time as the total amount of all Damages suffered or incurred by the

                                      39
                             EMPIRE GLOBAL CORP.
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                              October 27, 2005

501 Company exceeds $50,000 in the aggregate at which time the 501 Company shall be entitled to be indemnified against all Damages in excess of $50,000 in the aggregate, provided, that the Parent's obligations under this ARTICLE 10 shall not exceed $100,000 in the aggregate.

     10.5  NO CONTRIBUTION.   The 501 Company waives, and acknowledges and
agrees that they shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which they may become subject under or in connection with this Agreement or the 501 Company's Closing Certificate.

     10.6  INTEREST.   Any Person who is required to hold harmless, indemnify,
compensate or reimburse any other Person (whether an Indemnitee or the 501 Company) pursuant to this ARTICLE 10 with respect to any Damages shall also be liable for interest on the amount of such Damages (for the period commencing as of the date on which such Person first received notice of a claim for recovery and ending on the date on which the liability of the indemnifying party is fully satisfied) at a floating rate equal to the rate of interest publicly announced by Bank of America, from time to time as its prime, base or reference rate.

     10.7  DEFENSE OF THIRD PARTY CLAIMS (THE PARENT).   For purposes of this
ARTICLE 10.7, "the Parent" shall be deemed to mean each of the Surviving Corporation, the Parent and the Merger Sub. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Parent or against any other Person) with respect to which the 501 Company may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this ARTICLE 10, the Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If the Parent so proceeds with the defense of any such claim or Legal
Proceeding:

           (A) All reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the 501 Company;

           (B) The 501 Company shall make available to the Parent any documents and materials in the 501 Company's possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

           (C) The Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the 501 Company; provided, however, that such consent shall not be unreasonably withheld.

           (D) The Parent shall give the 501 Company prompt notice in writing of the commencement of any such Legal Proceeding against the Parent; provided, however, that any failure on the part of the Parent to so notify the Company shall not limit any of the obligations of the 501 Company under this ARTICLE 10 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

     10.8  DEFENSE OF THIRD PARTY CLAIMS (THE 501 COMPANY).   For purposes of
this ARTICLE 10.8, "the Parent" shall be deemed to mean each of the Parent and the Merger Sub. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the 501 Company) with respect to which the Parent may become obligated to hold harmless, indemnify, compensate or reimburse the 501 Company pursuant to this ARTICLE 10, the 501 Company shall have the right, at their election, to proceed with the defense of such claim or Legal Proceeding on their own. If the 501 Company so proceeds with the defense of any such claim or Legal Proceeding:

                                      40
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

           (A) All reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Parent;

           (B) The Parent shall make available to the 501 Company any documents and materials in the Parent's possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

           (C) The 501 Company shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Parent; provided, however, that such consent shall not be unreasonably withheld.

           (D) The 501 Company shall give the Parent prompt notice in writing of the commencement of any such Legal Proceeding against the 501 Company; provided, however, that any failure on the part of the 501 Company to so notify the Parent shall not limit any of the obligations of the Parent under this
ARTICLE 10 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

     10.9  EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN THE PARENT.
The Parent (or any successor thereto or assign thereof) shall be the only Persons permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Parent (or any successor thereto or assign thereof), as the case may be, shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.


                                 ARTICLE 11.
                                 -----------
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     11.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     11.2 FEES AND EXPENSES. The Parent shall bear and pay all fees, costs and expenses (excluding legal fees and accounting fees incurred prior to the Effective Time by the 501 Company) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred in connection with or by virtue of:

           (A) the investigation and review conducted by the Parent and its Representatives with respect to the 501 Company's business (and the furnishing of information to the Parent and its Representatives in connection with such investigation and review),

           (B) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement,

           (C) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and

           (D) the consummation of the 501 Merger;

                                      41
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005
provided, however, that, to the extent the total amount of all such fees, costs and expenses incurred by or for the benefit of all Parties (including all such fees, costs and expenses incurred prior to the Effective Time of this Agreement and including the amount of all special bonuses and other amounts that may become payable to any officers of the 501 Company or other Persons in connection with the consummation of the transactions contemplated by this Agreement) does not exceed an amount of 10%, in the aggregate, of the total of the issued and outstanding shares of the Surviving Corporation Common Stock after the consummation of this Agreement on the Closing Date at the Effective Time.

     11.3  BROKERS.   None of the parties hereto has agreed or become obligated
to pay, or has taken any action that might result in any party claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement. The 501 Company agree to indemnify and hold harmless the Indemnitees from and against, and shall compensate and reimburse any of the Indemnitees for, Damages suffered or incurred as a result of a breach of the foregoing representation on behalf of the 501 Company. The Parent agrees to indemnify and hold harmless the 501 Company from and against, and shall compensate and reimburse the 501 Company for, Damages suffered or incurred as a result of a breach of the foregoing representation on behalf of the Parent.

     11.4  ATTORNEYS' FEES.   If any action or proceeding relating to this
Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     11.5  NOTICES.   Any notice or other communication required or permitted
to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

     IF TO THE PARENT:

               EMPIRE GLOBAL CORP.
               c/o 123 Commerce Valley Dr., Suite 300
               Thornhill, Ontario, CAN L3T 7W8
               Tel: 905-882-0221
               Fax: 905-882-7778
               Attn:  Kalson G.H. Jang

           with a copy (not constituting notice) to:

               Gary Blum, Esq.
               LAW OFFICES OF GARY L. BLUM
               Attn.: Gary L. Blum
               3278 Wilshire Blvd., #603
               Los Angeles, CA 90010
               Tel: 213-381-7450
               Fax: 213-384-1035




                                      42
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

     IF TO THE 501 COMPANY:

               501 CANADA INC.
               501 Alliance Ave., 3rd Floor
               Toronto, Ontario M6N 2J1
               Attn:  H. Ming Chan, President

     11.6  CONFIDENTIALITY.   Without limiting the generality of anything
contained in ARTICLE 6.2, on and at all times after the Closing Date, the Parent, the 501 Company shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such parties possession that relates to the business, financial condition, results of operations or prospects of the 501 Company or the Parent. In the event the Closing does not occur, the Parent shall continue to abide by its obligations under ARTICLE 5.1.

     11.7  TIME OF THE ESSENCE.   Time is of the essence of this Agreement.

     11.8  HEADINGS.   The headings contained in this Agreement are for
convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     11.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     11.10 GOVERNING LAW.   This Agreement shall be construed, interpreted and
the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to the choice of law provisions of Delaware law), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     11.11 SUCCESSORS AND ASSIGNS.   This Agreement shall be binding upon: the
501 Company and its successors and assigns (if any); the 501 Company's respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); the Parent and its successors and assigns (if any); the Parent's respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); the Merger Sub and its successors and assigns (if any); and the Merger Sub's respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any). This Agreement shall inure to the benefit of: the 501 Company; the 501 Company's shareholders (to the extent set forth in ARTICLE 2.5 and 2.6); the holders of assumed 501 Company Options (to the extent set forth in ARTICLE 2.8); the Parent; the Merger Sub; the other Indemnitees (subject to
ARTICLE 10.6); and the respective successors and assigns (if any) of the foregoing. The Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under ARTICLE 10), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person; provided, however, that the Parent shall have no right to assign its obligations under this Agreement.

     11.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE.   The rights and remedies
of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance

                                      43
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005
or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     11.13 WAIVER.

          (A) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (B) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     11.14 AMENDMENTS.   This Agreement may not be amended, modified, altered
or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

     11.15 SEVERABILITY.   In the event that any provision of this Agreement,
or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     11.16 PARTIES IN INTEREST.   None of the provisions of this Agreement is
intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     11.17 ENTIRE AGREEMENT.   The Confidential Letter of Intent, the Share
Exchange Agreement, and this Agreement together with all exhibits and schedules hereto and thereto constitutes and sets forth the entire agreement among the parties pertaining to the 501 Merger hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties relating to the subject matter hereof and thereof.

     11.18 CONSTRUCTION.

           (A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

           (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                                      44
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

           (C) As used in this Agreement, the words "include" and "including and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

           (D) Except as otherwise indicated, all references in this Agreement to "ARTICLES" and "EXHIBITS" are intended to refer to ARTICLES of this Agreement and EXHIBITS to this Agreement.




                                 SIGNATURES
                                 ----------

The parties hereto have caused this Agreement to be executed and delivered as of October 27, 2005.

                              EMPIRE GLOBAL CORP.,
                              a Delaware corporation


                              Per: /s/ Kalson G.H. Jang
                                   -------------------------
                                       Kalson G.H. Jang
                                       Chairman of the Board


                              EMPIRE GLOBAL ACQUISITION CORP.,
                              An Ontario Corporation


                              Per: /s/ Kalson G.H. Jang
                                   -------------------------
                                       Kalson G.H. Jang
                                       President


                              501 CANADA INC.,
                              An Ontario corporation

                              Per: /s/ H. Ming Chan
                                   -------------------------
                                       H. Ming Chan
                                       President














                                      45
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                  EXHIBIT A
                                  ---------
                  CERTIFICATE OF INCORPORATION AND BYLAWS:
                  ----------------------------------------
                                  MERGER SUB
                                  ----------



















































                                      46
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                  EXHIBIT B
                                  ---------
                           DIRECTORS AND OFFICERS:
                           -----------------------
                                  MERGER SUB
                                  ----------




OFFICERS:

     Name:                         Position Held:
     -----                         --------------
     Kalson G.H. Jang              President



DIRECTORS:

     Name:                         Position Held:
     -----                         --------------
     Ken Chu                       Chairman
     Hoi Ming Chan                 Director



































                                      47
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                  EXHIBIT C
                                  ---------
                      LISTING OF FOREIGN JURISDICTIONS:
                      ---------------------------------
                                 501 COMPANY
                                 -----------


Jurisdictions Of 501 Canada Inc.:

1. Province of Ontario, Canada
















































                                      48
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                  EXHIBIT D
                                  ---------
                           DIRECTORS AND OFFICERS:
                           -----------------------
                                 501 COMPANY
                                 -----------



OFFICERS:

     Name:                         Position Held:
     -----                         --------------
     Hoi Ming Chan                 President and
                                   Chief Executive Officer and
                                   Chairman of the Board



DIRECTORS:

     Name:                         Position Held:
     -----                         --------------
     Hoi Ming Chan                 Director



































                                      49
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                  EXHIBIT E
                                  ---------
                         ARTICLES OF INCORPORATION:
                         --------------------------
                                 501 COMPANY
                                 -----------





















































                                      50
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                  EXHIBIT F
                                  ---------
                            FINANCIAL STATEMENTS:
                            ---------------------
                                 501 COMPANY
                                 -----------





















































                                      51
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                  EXHIBIT G
                                  ---------
                                  MORTGAGES:
                                  ----------
                                 501 COMPANY
                                 -----------



501 Alliance Avenue

First: (CAD$4.6 Million - Duca Financial Services Credit Union)
Second: (CAD$2.0 Million - Amaranth Resources Limited)

3025 Kennedy Road

Mortgage - Unit 9
First: (CAD$493,700 - HSBC Bank)
Second: (CAD$50,000 - Sheldon Gross Limited)

Mortgage - Unit 11
First: (CAD$384,000 - HSBC Bank)
Second: (CAD$50,000 - Sheldon Gross Limited)

Mortgage - Unit 12
First: (CAD$521,100 - HSBC Bank)
Second: (CAD$50,000 - Sheldon Gross Limited)

Mortgage - Unit 13
First: (CAD$130,300 - HSBC Bank)
Second: (CAD$50,000 - Sheldon Gross Limited)




























                                      52
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                  EXHIBIT H
                                  ---------
                               ASSET LISTING:
                               --------------
                                 501 COMPANY
                                 -----------


501 Canada Inc. Asset Listing:

1. 501 Alliance Avenue, Toronto, Ontario, Canada  M6N 2J1
2. 3025 Kennedy Road, Toronto, Ontario, Canada  M1V 1S3















































                                      53
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                  EXHIBIT I
                                  ---------
                             COMPANY CONTRACTS:
                             ------------------
                                 501 COMPANY
                                 -----------


501 Canada Inc. - Contracts Expiring Through 2009

1. 501 Alliance Avenue
     a. Wonder Home Lighting (Wholesale and Retail Furniture)
     b. IPG Super Ventures Limited (Warehouse and Distribution)
     c. 1464308 Ontario Limited (Cabinet Manufacturer)
     d. 1479540 Ontario Inc. (Wholesale Computers)
     e. 501 Cafe (Cafe and Restaurant)
     f. Ambience Banquet Hall (Banquet Hall)
     g. CMC (Communication Centre)
     h. Global Window (Window Manufacturer)
     i. D.W. Promotion and Entertainment (Restaurant)
     j. Phase Connection Inc. (Office)
     k. SBTN Toronto (Office)
     l. Manifold Data Mining Inc. (Market Research)
     m. Ellen Folman (Artist Studio)
     n. John Presseault (Artist Studio)
     o. Patricia Ransom (Artist Studio)
     p. Peter Mah (Artist Studio)
     q. Marina Taylor (Artist Studio)
     r. 1464308 Ontario Limited (Warehouse)
     s. Kaf Marketing (Warehouse)
     t. Polar Bear Geo-thermal Inc. (Ground heat manufacture)
     u. Cambridge Education Group (Educational business)
     v. Cly Company Limited (Garment manufacturing)
























                                      54
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                  EXHIBIT J
                                  ---------
                             INSURANCE POLICIES:
                             -------------------
                                 501 COMPANY
                                 -----------





















































                                      55
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                  EXHIBIT K
                                  ---------
                              RELATED PARTIES:
                              ----------------
                                 501 COMPANY
                                 -----------


501 Canada Inc. - Related Parties

HOI MING CHAN (President, Chief Executive Officer, Chairman of The Board, Director, Person, Canada)
















































                                      56
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                  EXHIBIT L
                                  ---------
                           CLOSING CERTIFICATE OF:
                           -----------------------
                                 501 COMPANY
                                 -----------





















































                                      57
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                  EXHIBIT M
                                  ---------
                           CERTIFICATE OF MERGER:
                           ----------------------
                                   PARENT
                                   ------





















































                                      58
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005

                                  EXHIBIT N
                                  ---------
                           CLOSING CERTIFICATE OF:
                           -----------------------
                            PARENT AND MERGER SUB
                            ---------------------




















































                                      59
                             EMPIRE GLOBAL CORP.
                 Agreement & Plan of Merger & Reorganization
                              October 27, 2005